Exhibit 99.1

NMS Communications Appoints Chief Financial Officer

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Feb. 15, 2005--NMS Communications (NASDAQ: NMSS), a leading provider of technology and solutions for mobile communications, announced today that effective March 16, 2005, D'Anne Hurd will assume the position of senior vice president of finance, chief financial officer and treasurer for the company. Hurd replaces William Gerraughty, whose resignation was announced on December 21, 2004 and which will be effective on March 16, 2005.
    Hurd brings over 30 years of experience to NMS Communications, in established public companies as well as smaller companies in a broad range of industries, including communications, healthcare, and consumer products and services. Most recently she served as CFO and General Counsel of STARBAK Communications, Inc. and its predecessor company, Vividon, Inc., whose products enable the creation and delivery of video content over IP networks. Prior to that she served as CFO and General Counsel for NaviPath, Inc., provider of value-added services to ISPs and a majority-owned subsidiary of CMGI, Inc. Among her accomplishments at NaviPath, was the establishment of numerous customer and partner alliances. Previously, Hurd was CFO and General Counsel for SmartRoute Systems, Inc., the Cambridge, MA provider of real-time, digital traffic data.
    Hurd's years of experience in executive-level management also include senior finance positions at GTE Corporation and PepsiCo, Inc. where she was responsible for global cash management and banking relationships, and seven years as an associate with the Boston law firm Burns & Levinson, where she advised private and public clients on all aspects of corporate finance and securities law.
    D'Anne Hurd currently serves on the Boards of Directors of Data Translation, Inc. (DATX) and Vaso Active Pharmaceuticals, Inc. (VAPH), as well as the boards of several professional organizations.
    "I am excited to be joining the NMS team. NMS has long been recognized as a leader in the communications industry, enabling new voice, video and data applications and efficient networks and is well positioned to continue its profitable growth, with industry leading technologies, an expanding roster of blue chip partners and operator customers, and a strong balance sheet," said Hurd. "I look forward to bringing my experience to help drive that profitable growth."
    "I am very pleased to have D'Anne join the NMS team," said Bob Schechter, chairman and CEO, NMS Communications. "Her extensive track record in both large corporations and small companies along with her rich experience in some of the newer sectors of the communications industry where NMS is focused, like VoIP and mobile video, will be a tremendous asset to us as we continue to capitalize on our opportunities for growth and value creation."

    About NMS Communications

    NMS Communications (NASDAQ: NMSS) is a leading provider of technologies and solutions for mobile applications and infrastructure. Visit www.nmscommunications.com for more information.
    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    NMS Communications is a trademark of NMS Communications
Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.

    CONTACT: NMS Communications
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmscommunications.com